                                 EXHIBIT 99.01

Audited balance sheets of Redwood as of January 31, 1993 and 1994, the related audited statements of operations, stockholders' equity and cash flows of Redwood for the years ended January 31, 1992, 1993 and 1994 and a manually signed report of Arthur Andersen LLP with respect to the balance sheets of Redwood Design Automation, Inc. as of January 31, 1993 and 1994 and the statements of operations, stockholders' equity and cash flows for the years ended January 31, 1992, 1993 and 1994.

                   REDWOOD DESIGN AUTOMATION, INC.
                   (A development stage company)

                   CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE FISCAL YEARS ENDED JANUARY 31, 1994, 1993 AND 1992 TOGETHER WITH AUDITORS' REPORT

                    Report of Independent Public Accountants



To Redwood Design Automation, Inc.:

We have audited the accompanying consolidated balance sheets of Redwood Design Automation, Inc. (a California corporation in the development stage) and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended January 31, 1994, and for the period from inception (January 2, 1991) to January 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Redwood Design Automation, Inc. and subsidiaries as of January 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 1994, and for the period from inception to January 31, 1994, in conformity with generally accepted accounting principles.



                                      /s/ ARTHUR ANDERSEN LLP
                                      ---------------------------------------
                                          Arthur Andersen LLP

San Jose, California
November 11, 1994

                        REDWOOD DESIGN AUTOMATION, INC.
                         (A development stage company)


                          CONSOLIDATED BALANCE SHEETS

                           JANUARY 31, 1994 AND 1993


                                     ASSETS

                                                           1994        1993
                                                       -----------  -----------
CURRENT ASSETS:
  Cash and cash equivalents                            $ 1,114,809  $ 1,503,392
  Accounts receivable, trade                               151,842         -
  Prepaid expenses and other                               122,934       61,946
                                                       -----------  -----------
          Total current assets                           1,389,585    1,565,338
                                                       -----------  -----------
PROPERTY AND EQUIPMENT, at cost:
  Equipment                                                792,234      531,671
  Furniture and fixtures                                   188,656       99,410
  Purchased software                                       283,994      152,435
  Leasehold improvements                                    23,665       16,792
                                                       -----------  -----------
                                                         1,288,549      800,308
  Less- Accumulated depreciation and amortization         (601,721)    (262,925)
                                                       -----------  -----------
          Net property and equipment                       686,828      537,383
                                                       -----------  -----------
OTHER ASSETS                                                51,354       10,682
                                                       -----------  -----------
                                                       $ 2,127,767  $ 2,113,403
                                                       ===========  ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of capital lease obligations         $   327,705  $   198,967
  Accounts payable                                          89,157       65,321
  Accrued compensation and related expenses                115,525       54,637
  Deferred revenues                                         17,411      100,000
                                                       -----------  -----------
          Total current liabilities                        549,798      418,925
                                                       -----------  -----------
DEFERRED RENT                                                6,042       15,506
                                                       -----------  -----------
CAPITAL LEASE OBLIGATIONS, net of current portion          432,934      386,076
                                                       -----------  -----------
COMMITMENTS (Note 4)

STOCKHOLDERS' EQUITY:
  Convertible preferred stock-
    Authorized--13,000,000 shares
      Series A, aggregate liquidating preference
        ($370,000)-
        Authorized and outstanding--740,000 shares
          in 1994 and 1993                                 363,550      363,550
      Series B, aggregate liquidating preference
        ($5,075,000)-
        Authorized and outstanding--5,516,306 shares
          in 1994 and 1993                               5,050,677    5,050,677
      Series C, aggregate liquidating preference
        ($5,095,000)-
        Authorized and outstanding--4,469,302 shares
          in 1994                                        5,062,446         -
  Common stock, no par value
    Authorized--25,000,000 shares
    Outstanding--2,212,850 and 2,156,700 shares in
      1994 and 1993                                         79,845       75,915
  Notes receivable from stockholders                       (20,125)     (20,125)
  Deficit accumulated during development stage          (9,397,400)  (4,177,121)
                                                       -----------  -----------
          Total stockholders' equity                     1,138,993    1,292,896
                                                       -----------  -----------
                                                       $ 2,127,767  $ 2,113,403
                                                       ===========  ===========


      The accompanying notes are an integral part of these balance sheets.

                        REDWOOD DESIGN AUTOMATION, INC.
                         (A development stage company)


                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED JANUARY 31, 1994, 1993 AND 1992

              AND FOR THE PERIOD FROM INCEPTION (JANUARY 2, 1991)

                              TO JANUARY 31, 1994




                                                                            Inception
                                    1994           1993          1992        to Date
                                 -----------   -----------   -----------   -----------
REVENUES                         $   311,524   $      -      $      -      $   311,524
                                 -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Cost of revenues                   286,549          -             -          286,549
  Research and development         2,379,727     1,548,390       667,072     4,595,189
  Sales and marketing              2,273,025       935,856       348,500     3,557,381
  General and administrative         557,888       528,283       361,791     1,447,962
                                 -----------   -----------   -----------   -----------
          Total operating
            expenses               5,497,189     3,012,529     1,377,363     9,887,081
                                 -----------   -----------   -----------   -----------
          Loss from operations    (5,185,665)   (3,012,529)   (1,377,363)   (9,575,557)
                                 -----------   -----------   -----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense                  (130,774)      (85,774)      (27,925)     (244,473)
  Interest income                     80,038       109,656       216,814       406,508
  Other income                        16,122          -             -           16,122
                                 -----------   -----------   -----------   -----------
          Total other income
           (expense)                 (34,614)       23,882       188,889       178,157
                                 -----------   -----------   -----------   -----------
          Net loss               $(5,220,279)  $(2,988,647)  $(1,188,474)  $(9,397,400)
                                 ===========   ===========   ===========   ===========





   The accompanying notes are an integral part of these financial statements.

                                                  REDWOOD DESIGN AUTOMATION, INC.
                                                   (A development stage company)


                                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          FOR THE PERIOD FROM INCEPTION (JANUARY 2, 1991)

                                                        TO JANUARY 31, 1994






                                                                  Convertible
                                                                Preferred Stock                    Common Stock
                                                         -----------------------------       -------------------------
                                                           Shares             Amount           Shares         Amount
                                                         ----------         ----------       ----------     ----------

  Issuance of common stock at $.0318 per share to
    founders for cash and notes receivable
    (January 1991)                                           -             $      -          2,460,700        $78,295

  Issuance of Series A convertible preferred stock
    at $.50 per share, net of issuance costs of
    $6,450 (January 1991)                                 740,000              363,550            -              -

  Issuance of Series B convertible preferred stock
    at $.92 per share, net of issuance costs of
    $24,325 (April 1991)                                5,516,306            5,050,677            -              -

  Repurchase of common stock at $.0318 per share
    from founders (May 1991)                                 -                    -           (495,000)       (15,750)

  Exercises of stock options at $.07 per share
   (September 1991)                                          -                    -              1,000             70

  Issuance of common stock at $.07 per share for
    cash to consultants under the 1991 Employee
    Stock Plan (August - October 1991)                       -                    -            190,000         13,300

  Net loss                                                   -                    -               -              -

                                                       ----------          -----------       ---------        -------
BALANCE, JANUARY 31, 1992                               6,256,306            5,414,227       2,156,700         75,915

  Net loss                                                   -                    -               -              -
                                                       ----------          -----------       ---------        -------
BALANCE, JANUARY 31, 1993                               6,256,306            5,414,227       2,156,700         75,915

  Issuance of Series C convertible preferred stock
    at $1.14 per share, net of issuance costs of
    $32,554 (March 1993)                                4,469,302            5,062,446            -              -

  Exercises of stock options at $.07 per share
    (February - December 1993)                               -                    -             56,150          3,930

  Net loss                                                   -                    -               -              -

                                                       ----------          -----------       ---------        -------
BALANCE, JANUARY 31, 1994                              10,725,608          $10,476,673       2,212,850        $79,845
                                                       ==========          ===========       =========        =======


                                                                           Deficit
                                                        Notes             Accumulated
                                                     Receivable          During the            Total
                                                        From             Development        Stockholders'
                                                     Stockholders           Stage              Equity
                                                     ------------        ------------       -------------

  Issuance of common stock at $.0318 per share to
    founders for cash and notes receivable
    (January 1991)                                      $(35,875)        $     -             $   42,420

  Issuance of Series A convertible preferred stock
    at $.50 per share, net of issuance costs of
    $6,450 (January 1991)                                   -                  -                363,550

  Issuance of Series B convertible preferred stock
    at $.92 per share, net of issuance costs of
    $24,325 (April 1991)                                    -                  -              5,050,677

  Repurchase of common stock at $.0318 per share
    from founders (May 1991)                              15,750               -                  -

  Exercises of stock options at $.07 per share
   (September 1991)                                         -                  -                     70

  Issuance of common stock at $.07 per share for
    cash to consultants under the 1991 Employee
    Stock Plan (August - October 1991)                      -                  -                 13,300

  Net loss                                                  -             (1,188,474)        (1,188,474)
                                                        --------         -----------         ----------
BALANCE, JANUARY 31, 1992                                (20,125)         (1,188,474)         4,281,543

  Net loss                                                  -             (2,988,647)        (2,988,647)
                                                        --------         -----------         ----------
BALANCE, JANUARY 31, 1993                                (20,125)         (4,177,121)         1,292,896

  Issuance of Series C convertible preferred stock
    at $1.14 per share, net of issuance costs of
    $32,554 (March 1993)                                    -                  -              5,062,446

  Exercises of stock options at $.07 per share
    (February - December 1993)                              -                  -                  3,930

  Net loss                                                  -             (5,220,279)        (5,220,279)
                                                        --------         -----------         ----------
BALANCE, JANUARY 31, 1994                               $(20,125)        $(9,397,400)        $1,138,993
                                                        ========         ===========         ==========



The accompanying notes are an integral part of these financial statements.

                        REDWOOD DESIGN AUTOMATION, INC.
                         (A development stage company)


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED JANUARY 31, 1994, 1993 AND 1992

              AND FOR THE PERIOD FROM INCEPTION (JANUARY 2, 1991)

                              TO JANUARY 31, 1994



                                                                                          Inception
                                                   1994          1993          1992        to Date
                                               -----------   -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                       $(5,220,279)  $(2,988,647)  $(1,188,474)  $(9,397,400)
  Adjustments to reconcile net loss to net
    cash used in operating activities-
      Depreciation and amortization                340,094       187,594        78,036       605,724
      Deferred rent                                 (9,464)        6,151         9,355         6,042
      Changes in net assets and liabilities-
        Accounts receivable, trade                (151,842)         -             -         (151,842)
        Prepaid expenses and other                 (60,988)      (43,062)      (18,884)     (122,934)
        Other assets                               (40,672)          400        (7,296)      (47,568)
        Accounts payable                            23,836        47,761        17,560        89,157
        Accrued compensation and related
          expenses                                  60,888        24,289        30,348       115,525
        Deferred revenues                          (82,589)      100,000          -           17,411
                                               -----------   -----------   -----------   -----------
          Net cash used in operating
            activities                          (5,141,016)   (2,665,514)   (1,079,355)   (8,885,885)
                                               -----------   -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment              (63,078)      (14,267)      (63,375)     (140,720)
  Organization costs                                  -             -           (6,491)       (6,491)
                                               -----------   -----------   -----------   -----------
          Net cash used in investing
            activities                             (63,078)      (14,267)      (69,866)     (147,211)
                                               -----------   -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on capital lease
    obligations                                   (250,865)     (108,692)      (28,931)     (388,488)
  Net proceeds from sale of preferred stock      5,062,446          -        5,414,227    10,476,673
  Net proceeds from sale of common stock             3,930          -           55,790        59,720
                                               -----------   -----------   -----------   -----------
          Net cash provided by (used in)
            financing activities                 4,815,511      (108,692)    5,441,086    10,147,905
                                               -----------   -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                     (388,583)   (2,788,473)    4,291,865     1,114,809

CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD                                      1,503,392     4,291,865          -             -
                                               -----------   -----------   -----------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD       $ 1,114,809   $ 1,503,392   $ 4,291,865   $ 1,114,809
                                               ===========   ===========   ===========   ===========
SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest expense paid                        $   130,774   $    85,774   $    27,925   $   244,473
                                               ===========   ===========   ===========   ===========





   The accompanying notes are an integral part of these financial statements.

                        REDWOOD DESIGN AUTOMATION, INC.
                         (A development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 1994



1.       ORGANIZATION AND OPERATIONS OF THE COMPANY:

Redwood Design Automation, Inc. (the "Company") was incorporated on January 2, 1991 for the purpose of designing, developing and marketing software for use in Electronic System Design. The Company's products are software tools which allow engineers to use visualization technologies to analyze and verify the design of hardware and software for integrated circuits and printed circuit boards. To date, the Company's efforts have been focused on raising capital of approximately $10.5 million, developing its products and applications, establishing marketing channels and recruiting personnel.

The Company is in the development stage and, consequently, is subject to risks associated with a development stage company, including reliance on key individuals, competition from larger, more established entities, continued need for additional financing and rapid technological changes.

During fiscal 1993, the Company changed its fiscal year from December 31 to January 31. Although the Company was incorporated on January 2, 1991, its activities during the first month were limited; consequently, the financial statements for the year ended January 31, 1992, are for the period from inception.

In August 1994, all of the Company's outstanding stock was acquired by Cadence Design Systems, Inc.(see Note 10).

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its two wholly-owned subsidiaries after elimination of intercompany transactions and balances. Cumulative gains and losses from the translation of the foreign subsidiaries' financial statements, which were insignificant, have been included in other income in the accompanying consolidated statements of operations.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all investments with an original maturity of three months or less to be cash equivalents. As of January 31, 1994 and 1993, all of the Company's cash was deposited in checking, money market accounts and in short-term certificates of deposit.

Supplemental Disclosure of Non-Cash Investing and Financing Activities

The Company acquired property and equipment by entering into capital lease obligations in the amounts of approximately $480,000, $370,000 and $350,000 in fiscal 1994, 1993 and 1992, respectively.

Software Development Costs

In accordance with Statement of Financial Accounting Standards No. 86, the Company capitalizes eligible computer software development costs upon the establishment of technological feasibility, which it has defined as completion of a working model. As of January 31, 1994, the amount of eligible costs to be capitalized has been minimal and, accordingly, the Company has not capitalized any software development costs.

Depreciation and Amortization

Property and equipment are stated at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets (two to three years) or the term of the lease.

Revenue Recognition

Revenues from software licenses are recognized upon shipment of the software if there are no, or insignificant, post-delivery obligations and payment is due within one year.

The Company's support agreements generally call for the Company to provide technical support and certain updates to customers. Revenue on support and software update rights is recognized ratably over the term of the support agreement.

3.       CAPITAL LEASE OBLIGATIONS:

The Company leases certain equipment, software, furniture and fixtures under capital lease agreements with a net book value of approximately $615,000 at January 31, 1994. Future minimum lease payments at January 31, 1994 are summarized as follows:

               Year Ending
               January 31,
               -----------
                  1995                          $ 399,555
                  1996                            356,166
                  1997                            156,426
                  1998                             17,262
                                                ---------
Total minimum lease payments                      929,409
Less- Amount representing interest
   (14% to 18%)                                  (168,770)
                                                ---------
Present value of minimum lease payments           760,639
Less- Current portion                            (327,705)
                                                ---------
Long-term portion                               $ 432,934
                                                =========

In connection with the above leases, the Company has issued warrants to purchase 74,728 and 71,739 shares of common stock at $.92 and $.836 per share, respectively. These warrants may be exercised at any time and expire on the earlier of the effective date of an initial public offering or ten years from the execution of the warrant agreements (April 2002 and July 2001). No value has been assigned to these warrants in the accompanying consolidated financial statements.

4.       COMMITMENTS:

The Company leases three office facilities under operating leases that extend through August 1996. One lease agreement contains a provision that allows the Company to terminate the lease by providing six months notice. However, in the event the Company does terminate the lease before the full term of such lease, the Company must pay the balance on certain leasehold improvements (at January 31, 1994, the balance was approximately $28,300). In addition, the lease agreement provides for graduated rental payments. The Company has recorded rent expense on a straight-line basis and, as a result, the Company has recorded deferred rent in the accompanying consolidated balance sheets of $6,042 and $15,506 as of January 31, 1994 and 1993, respectively. The minimum future lease commitments are approximately:

               Year Ending
               January 31,
               -----------
                  1995                          $196,000
                  1996                           152,000
                  1997                            88,000
                                                --------
                                                $436,000
                                                ========




Rent expense for the years ended January 31, 1994, 1993 and 1992 and the period from inception to January 31, 1994 was approximately $180,000, $88,000, $50,000 and $318,000, respectively.

5.       CONVERTIBLE PREFERRED STOCK:

The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

         Dividends

         The holders of Series B and C preferred stock are entitled to receive dividends at a rate of $.092 and $.114 per share per annum, respectively payable in preference to any payment of dividends on Series A or common stock. In turn, holders of Series A preferred stock are entitled to receive dividends at a rate of $.05 per share per annum, payable in preference to any payment of dividends on common stock. The dividends are not cumulative and do not accrue unless declared by the Board of Directors.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, or any merger or sale of all or substantially all the assets of the Company, holders of Series B and Series C preferred stock are entitled to receive, in preference to holders of Series A and common stock, the amount of $.92 and $1.14 per share, respectively. Such amounts will be adjusted for any recapitalization as defined, plus all declared but unpaid dividends. In turn, holders of Series A are entitled to receive, in preference to holders of common stock, the amount of $.50 per share for each share of Series A, adjusted for any recapitalization as defined, plus all declared but unpaid dividends. After payment of the above amounts first to the Series B and C stockholders and then to the Series A stockholders, any remaining assets would then be distributed ratably between the Series A, B and C stockholders and the common stockholders on an as-converted basis.

Voting Rights

The holders of the Series A, B and C preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such preferred stock is convertible as of the record date.

Conversion

Each share of Series A, B and C preferred stock is convertible into 1.1, 1.1 and 1 share, respectively, of common stock, subject to adjustment for dilution, at the option of the holder thereof, at any time after the date of issuance.
In addition, each share of preferred stock will automatically convert into common stock at the then conversion price upon a majority vote by the holders of each series of preferred stock or upon the closing of an initial public offering of the Company's common stock at not less than $5.00 per share and an aggregate offering price of not less than $10,000,000.

Right to Purchase Additional New Securities

The holders of Series B and C preferred stock are entitled to purchase a portion of certain new securities, which the Company may propose to issue, in order that the holders of Series B and C may maintain a pro rata ownership interest in the Company.

Registration Rights

The Series B and C stockholders are entitled to certain demand registration rights (if at least 40% of the Series B and Series C stockholders so request) or to certain piggyback registration rights (in the event the Company elects to register additional securities after the completion of an initial public offering).

6.       COMMON STOCK:

The Company has authorized 25,000,000 shares of common stock. In July 1991, the Company effected a 1.1 for 1 stock split whereby each outstanding share of common stock was split and converted into 1.1 shares of common stock. All common stock shares and per share prices have been adjusted for this stock split.

1991 Employee Stock Plan

In 1991, the Company adopted the 1991 Employee Stock Plan (the "Plan") to provide additional incentives for employees and consultants and authorized the issuance of 1,925,000 shares thereunder. During March 1993, the Board of Directors authorized an increase of 500,000 shares to be issued under the Plan. Under the Plan, the Board of Directors may grant incentive stock options, nonstatutory stock options, or stock purchase rights to employees or consultants. The price per share is to be determined by the Board of Directors and may not be less than 85% of the fair market value on the date of grant for nonstatutory stock options or stock purchase rights and not less than fair value for incentive stock options. The options and stock purchase rights generally vest ratably over a five-year period from the commencement date in the case of new employees or from the grant date for existing employees or consultants. The stock options or stock purchase rights expire after 10 years if not exercised.

Below is a summary of activity under the above plan for the period from inception to January 31, 1994:

                                                                     Shares
                                         Plan       Per Share     Available for
                                       Activity       Price        Future Grant
                                      ----------    ---------     -------------
  Authorized                                                        1,925,000
  Granted   - Options                   609,500       $.07           (609,500)
            - Stock purchase rights     190,000        .07           (190,000)
  Exercised - Options                    (1,000)       .07               -
            - Stock purchase rights    (190,000)       .07               -
                                      ---------                     ---------
Balance, January 31, 1992               608,500                     1,125,500

  Granted - Options                     536,500        .07           (536,500)
                                      ---------                     ---------
Balance, January 31, 1993             1,145,000                       589,000

  Authorized                                                          500,000
  Granted   - Options                   485,000        .07           (485,000)
  Exercised - Options                   (56,150)       .07               -
  Cancelled - Options                   (27,350)       .07             27,350
                                      ---------                     ---------
Balance, January 31, 1994             1,546,500                       631,350
                                      =========                     =========




As of January 31, 1994, options for 512,825 shares are exercisable at $.07 per share.

Founders Stock

Common stock issued to the founders and to certain employees/consultants vest over five years and are subject to certain repurchase rights. The Company has the right of first refusal to repurchase any vested shares at the then fair value, or repurchase unvested shares, at the original purchase price. In the event the Company is unable to or elects not to exercise such rights, the holders of the Series B and Series C preferred stock have a right of first refusal, subordinate to the Company's right, to purchase on a pro rata basis shares not repurchased by the Company. Of the 2,212,850 shares of common stock outstanding as of January 31, 1994, 773,833 unvested shares are subject to repurchase at the original purchase price.

As of January 31, 1994, the Company has reserved shares of common stock for future issuance as follows:

                                                       Number
                                                     of Shares
                                                     ----------
            Conversion of Series A                      814,000
            Conversion of Series B                    6,067,937
            Conversion of Series C                    4,469,302
            Exercise of stock options                 2,177,850
            Exercise of stock purchase warrants         146,467
                                                     ----------
                                                     13,675,556
                                                     ==========

7.       401(K) RETIREMENT SAVINGS PLAN:

During 1991, the Company adopted a 401(k) Retirement Savings Plan (the "Retirement Plan") which plan allows employees to contribute a percentage of their annual compensation on a pretax basis to the Retirement Plan. All employees over 21 years of age are eligible to participate. The Retirement Plan includes a provision through which the Company may contribute to the Retirement Plan. For the years ended January 31, 1994, 1993 and 1992, no contributions to the Retirement Plan were made by the Company.

8.       RELATED PARTY TRANSACTIONS:

A vendor of the Company, which is a preferred stockholder, received approximately $24,000, $60,000 and $16,000 for services during fiscal 1994, 1993 and 1992, respectively. In addition, four consultants to the Company, who are also stockholders, were paid a total of approximately $21,000 during fiscal 1994, $65,000 during fiscal 1993 and $20,000 during fiscal 1992 for services rendered.

9.       INCOME TAXES:

Through January 31, 1993, the Company accounted for income taxes pursuant to Accounting Principles Board Opinion No. 11 (APB 11). Effective February 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.

A valuation allowance is recognized to the extent that deferred tax assets are not likely to be realized. The adoption of SFAS 109 did not have a material impact on current or prior year financial statements.

Deferred tax assets under SFAS 109 were comprised of the following:

                                                 February 1,      January 31,
                                                    1993             1994
                                                 -----------      -----------
       Net operating loss carryforwards          $   340,867      $ 1,355,081
       Temporary book to tax timing
         differences, net                          1,445,253        2,304,622
       General business credit carryforwards         168,003          168,003
                                                 -----------      -----------
          Total deferred tax assets                1,954,123        3,827,706

       Deferred tax assets valuation allowance    (1,954,123)      (3,827,706)
                                                 -----------      -----------
          Net deferred tax assets                $      -         $      -
                                                 ===========      ===========


The Company had net operating loss carryforwards of $4,828,302 at January 31, 1994. The Company also had general business credit carryforwards of $168,003 at January 31, 1994. These carryforwards expire through the year 2008.

Under current tax law, net operating loss carryforwards available in any given year may be limited upon the occurrence of certain events, including significant changes in ownership interests.

10.      ACQUISTION OF THE COMPANY:

On August 31, 1994, the Company was acquired by Cadence Design Systems, Inc. ("Cadence"). Cadence issued approximately 419,000 shares of its common stock for all of the shares of the Company's common and preferred stock outstanding. In addition, Cadence advanced to the Company $2.5 million in cash prior to the effectiveness of the acquisition; upon completion of the merger, repayment of the $2.5 million advance was waived. All of the Company's outstanding stock options were canceled and were not assumed by Cadence. Subsequent to the date of acquisition, the Company's operations were merged into those of Cadence.